                                                                   Exhibit 99.11


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Republic Funds and
Republic Advisor Funds Trust:



We consent to the use of our report, dated December 12, 1997, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the statements of additional information.




                                            KPMG Peat Marwick LLP


Boston, Massachusetts
March 12, 1998

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Republic Portfolios:



We consent to the use of our report, dated December 12, 1997, incorporated herein by reference and to the reference to our firm under the caption "Independent Auditors" in the statements of additional information.




                                            KPMG


Toronto, Ontario
March 12, 1998